Exhibit 31.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER PURSUANT TO

RULE 13a-14(a) AND 15d-14(a) UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED,

AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, James Bebrin III, certify that:

3.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2025 of Bitwise 10 Crypto Index ETF (BITW) (“Trust”); and

4.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: March 11, 2026	/s/ James Bebrin III
James Bebrin III *
Vice President (Principal Financial and Accounting Officer)

*	The registrant is a trust and James Bebrin III is signing in his capacity as Principal Financial and Accounting Officer of Bitwise Investment Advisers, LLC, the sponsor of the Trust.